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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen International Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      12,211,529        0.24             55,096,523        11.11


     Class B      1,049,465         0.17             6,661,662         10.82


     Class C      1,415,935         0.17             9,190,835         10.82


     Class I      55,567,751        0.26             218,277,502       11.20


     Class R      74,956            0.24             333,759  11.00


     Evergreen Global Opportunities Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             6,733,914         33.55


     Class B      0                 0.00             1,710,373         28.63


     Class C      0                 0.00             1,726,139         28.76


     Class I      0                 0.00             330,323  34.39

















     Evergreen Global Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      722,419  0.12             5,633,728         18.41


     Class B      0                 0                1,214,257         17.24


     Class C      0                 0                1,106,362         17.21


     Class I      33,790            0.18             162,361           18.88


     Evergreen Emerging Markets Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      330,630            0.13             3,363,650         21.91


     Class B      13,632            0.03             738,073           20.36


     Class C      43,367            0.05             1,425,884         20.29


     Class I      3,236,706         0.19             15,022,918        22.49


     Evergreen Precious Metals Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,930,683         0.32             7,136,899         60.48


     Class B      96,155            0.07             1,397,165         58.05


     Class C      285,104           0.09             3,697,218         57.71


     Class I      34,384            0.41             101,391            60.16